UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2013

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11657 (Commission File Number)	36-4062333 (IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Tupperware Brands Corporation (the “Company”, “Registrant”) was held on May 24, 2013 (the “Annual Meeting”). The matters described below were voted upon:

Annual Meeting final votes:

		For	Against or Withheld	Abstain	Broker non-votes
(1)	To elect the following Directors to one year terms expiring in 2014:
	Catherine A. Bertini	41,220,697	532,346	808,941	5,473,761
	Susan M. Cameron	41,223,183	529,848	808,953	5,473,761
	Kriss Cloninger, III	41,805,147	605,054	151,783	5,473,761
	E. V. Goings	41,433,932	790,880	337,172	5,473,761
	Joe R. Lee	41,256,373	493,430	812,181	5,473,761
	Angel R. Martinez	40,922,223	829,396	810,365	5,473,761
	Antonio Monteiro de Castro	41,559,813	191,235	810,936	5,473,761
	Robert J. Murray	40,918,648	830,301	813,035	5,473,761
	David R. Parker	41,023,318	725,804	812,862	5,473,761
	Joyce M. Roché	41,206,097	547,340	808,547	5,473,761
	M. Anne Szostak	41,630,171	781,998	149,815	5,473,761
(2)	To approve the advisory vote on the Company's executive compensation program:	28,126,748	13,481,535	953,701	5,473,761
(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 28, 2013:	46,628,304	1,242,744	164,697	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: May 28, 2013	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President and Chief Legal Officer and Secretary